UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025 (May 07, 2025)

Kirkland's, Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5310 Maryland Way
Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 872-4800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KIRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Summary

On May 7, 2025, Kirkland’s, Inc. (the “Company” or “Kirkland’s”), entered into an expansion of the previously announced strategic partnership with Beyond, Inc. (NYSE: BYON) (“Beyond”) to enable further collaboration between the two companies including Beyond providing additional financing to Kirkland’s for ongoing operations and to support the Company’s new store conversion strategy.

Credit Agreements

On May 7, 2025, Kirkland’s and its subsidiaries entered into an Amended and Restated Term Loan Credit Agreement with Beyond (the “Beyond Credit Agreement”) replacing the previous Term Loan Credit Agreement dated October 21, 2024 among Kirkland’s and its subsidiaries and Beyond (the “Existing Beyond Credit Agreement”). As part of the Beyond Credit Agreement, a new term loan in an aggregate principal amount of approximately $5.2 million (the “Additional Term Loan”) was provided and obligations arising under the Existing Beyond Credit Agreement in the amount of $8.5 million were rolled into the Beyond Credit Agreement. The amendment also provides Beyond the right to convert outstanding loans under the Beyond Credit Agreement into shares of the Company’s common stock at a price equal to the closing price on Nasdaq on the day prior to the date on which a conversion election is made, up to a number of shares equal to 19.90% of the outstanding shares of the Company’s common stock on the date the Beyond Credit Agreement was entered into, and up to a greater number of shares, but not more than a number that would result in Beyond holding for so long as any obligations remain outstanding under the below-defined 2023 Credit Agreement, together with other shares held by it, 65% of the total outstanding number of shares of the Company’s common stock after such conversion, provided that such conversion would be subject to Nasdaq shareholder approval rules, if applicable. Also, a waiver of default has been provided regarding the Company’s conclusion that substantial doubt exists about its ability to continue as a going concern, which required an explanatory paragraph in the report of the independent registered public accounting firm on the Company’s financial statements for the fiscal year ended February 1, 2025, as noted elsewhere in this Form 8-K.

The Company also entered into a Third Amendment to the Third Amended and Restated Credit Agreement, originally dated as of March 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “2023 Credit Agreement” with Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lender (in such capacities, the “Agent”). Among other amendments, the amended 2023 Credit Agreement was entered into to permit the Additional Term Loan from Beyond and to adjust the definition of change of control with respect to Beyond by increasing the allowable ownership percentage from 40% to 65%. The amendment also includes a waiver of default regarding the Company’s conclusion that substantial doubt exists about its ability to continue as a going concern, which required an explanatory paragraph in the report of the independent registered public accounting firm on the Company’s financial statements for the fiscal year ended February 1, 2025.

As previously disclosed in the Company’s Form 10-K for the fiscal year ended February 1, 2025, filed with the SEC on May 2, 2025, the Company’s conclusion that substantial doubt exists about the Company’s ability to continue as a going concern required an explanatory paragraph in the report of its independent registered public accounting firm on the Company’s financial statements, which resulted in an event of default under certain affirmative covenants under the 2023 Credit Agreement and the Existing Beyond Credit Agreement. In connection with the Company’s entry into the Beyond Credit Agreement and the amendment to the 2023 Credit Agreement with Bank of America, N.A., the Company obtained waivers with respect to this event of default such that this default is no longer continuing.

As a result of the risk of non-compliance with the covenants and uncertainty of further waivers under either the 2023 Credit Agreement or the Beyond Credit Agreement, management has determined that as of the date of this filing there continues to be a material uncertainty that casts substantial doubt with respect to the ability of the Company to continue as a going concern.

Subscription and Investor Rights Agreements

On May 7, 2025, as a condition to the Beyond Credit Agreement described above, the Company and Beyond entered into an amendment to the October 21, 2024 Subscription Agreement with Beyond. The amendment removed the restriction on the transfer of all shares of the Company’s stock owned by Beyond and removed the requirement to have restrictive legends on the stock certificates.

In addition, as a condition to the Beyond Credit Agreement described above, the Company and Beyond entered into an amended and restated investor rights agreement (the “Amended and Restated Investor Rights Agreement”) effective May 7, 2025, which restated the Investor Rights Agreement that the parties had entered into on October 21, 2024. The Amended and Restated Investor Rights Agreement provides that, after May 7, 2025, Beyond will no longer be subject to a standstill obligation that, among other things, generally restricted Beyond’s ability to acquire more than 40% of the Company’s stock, take affirmative actions, solicit proxies, engage in voting campaigns, engage in “group” activity for SEC purposes with any other person other than its affiliates, effect any tender offer, present shareholder proposals, make any public statement regarding material changes to the Company’s Board, management or securities. Also, pursuant to the Amended and Restated Investor Rights Agreement, after May 7, 2025, in the event that Beyond owns more than 50% of the outstanding capital stock of the Company, Beyond has the right to add a third director nominee to the Company’s Board of Directors. Other provisions of the original Investor Rights Agreement remain unchanged.

Agreement to Purchase Kirkland’s Trademarks

In connection with the Beyond Credit Agreement described above, the Company has entered into a purchase agreement (the “Purchase Agreement”) providing for the future sale to Beyond for a purchase price of $5 million of Kirkland’s right, title and interest in and to its trademarks and domain names comprised of or containing the element KIRKLAND’S (the “Kirkland’s Brand”), the consummation of which is conditioned upon the consent of Bank of America, N.A., as the Company’s senior lender and the release of all liens on the Kirkland’s Brand including the claims of the Agent under the 2023 Credit Agreement. Upon the closing of the transactions contemplated by the Purchase Agreement, if it occurs, and the assignment of the Kirkland’s Brand to Beyond, the Trademark License Agreement described below shall be amended, such that Beyond shall license the Kirkland’s Brand to Kirkland’s in connection with Kirkland’s operation of its then existing Kirkland’s-branded retail stores and e-commerce websites and any other retail stores or e-commerce websites approved by Beyond in its sole discretion. If the closing does not occur on or prior to December 31, 2030, the Purchase Agreement may be terminated by either the Company or Beyond.

Amended and Restated Collaboration Agreement

In connection with the Beyond Credit Agreement described above, on May 7, 2025, the Company also entered into a revised collaboration agreement with Beyond (the “Revised Collaboration Agreement”), which agreement amended the existing Collaboration Agreement entered into by the parties on October 21, 2024. The Revised Collaboration Agreement outlines the parties’ intentions to collaborate on numerous operating arrangements, including with respect to the additional licensed brands included in the Trademark License Agreement described below, and amends the fees payable in respect of the collaboration arrangements. Under the Revised Collaboration Agreement, the collaboration fee was changed from 0.25% of the Company’s quarterly retail store and e-commerce revenue to 0.50% of the Company’s retail store revenue only, effective beginning with the Company’s second fiscal quarter of 2025. In addition, any accrued and unpaid collaboration fees, were paid at the closing of the Beyond Credit Agreement with additional borrowings obtained under the Beyond Credit Agreement.

Trademark License Agreement

In connection with the Beyond Credit Agreement described above and the Revised Collaboration Agreement, the Company also entered into an amendment to the existing trademark license agreement with Beyond (the “Trademark License Agreement”). The Trademark License Agreement grants Kirkland’s the exclusive license to operate small format, neighborhood brick-and-mortar retail stores and “Shops-within-a-Shop” locations under licensed Beyond-owned trademarks. As amended, the Trademark License Agreement now expands these exclusive rights to include the buybuy Baby and Bed, Bath & Beyond Home trademarks for use within the neighborhood brick-and-mortar retail store format. In addition, the amendments to the Trademark License Agreement also eliminated the prior 3.0% royalty fee obligation with respect to Kirkland’s use of the licensed marks under the Trademark License Agreement.

Agreement Descriptions

The foregoing descriptions of the Beyond Credit Agreement, the third amendment to the 2023 Credit Agreement, the letter amendment to the Subscription Agreement, the Amended and Restated Investor Rights Agreement, Amended and Restated Collaboration Agreement and Amended and Restated License Agreement do not purport to be complete and are qualified in their entirety by reference to the Agreements, which are attached hereto as Exhibits 10.1 through 10.7 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.04.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On May 12, 2025, the Company and Beyond issued a press release announcing the expansion of the Company’s strategic venture with Beyond, Inc. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Except for historical information contained herein, certain statements in this release, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the effect of the transactions entered into with Beyond (the “Transactions”) on the Company’s business relationships, operating results and business generally; unexpected costs, charges or expenses resulting from the Transactions; potential litigation relating to the Transactions that could be instituted against Beyond, the Company or their affiliates’ respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing; the ability to obtain the various synergies envisioned between the Company and Beyond; the ability of Kirkland’s to successfully open new stores or re-brand existing Kirkland’s Home stores under a Bed Bath & Beyond or other licensed brand; the ability of the Company to successfully market its products to new customers and expand through new e-commerce platforms and to implement its plans, forecasts and other expectations with respect to its business after the completion of the Transactions and realize additional opportunities for growth and innovation; risks associated with the Company's liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility; the fact that, notwithstanding the Company’s receipt of waivers under its credit agreements, the Company’s independent registered public accounting firm’s report for the year ended February 1, 2025 is qualified as to the Company’s ability to continue as a going concern; the Company’s ability to successfully implement cost savings and other strategic initiatives intended to improve operating results and liquidity positions, the Company’s actual and anticipated progress towards its short-term and long-term objectives including its multi-brand and omni-channel strategy; the risk that natural disasters, pandemic outbreaks, global political events, war and terrorism could impact the Company’s revenues, inventory and supply chain; the continuing consumer impact of inflation and countermeasures, including high interest rates, the effectiveness of the Company’s marketing campaigns; risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; the Company’s ability to retain its senior management team; volatility in the price of the Company’s common stock; the competitive environment in the home décor industry in general and in the Company's specific market areas, inflation, fluctuations in cost and availability of inventory, increased transportation costs and potential interruptions in supply chain, distribution systems and delivery network, including the Company’s e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of the Company's information or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 2, 2025 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*

Amended and Restated Term Loan Credit Agreement dated as of May 7, 2025, by and between Kirkland’s Stores, Inc., as Lead Borrower, the Borrowers named therein, the Guarantors named therein, Beyond, Inc., as Administrative Agent and Collateral Agent and the Lenders party thereto.

10.2*	Letter Amendment to Subscription Agreement, dated as of May 7, 2025, by and between Kirkland’s, Inc. and Beyond, Inc.

10.3*	Amended and Restated Investor Rights Agreement, dated as of May 7, 2025, by and between Kirkland’s, Inc. and Beyond, Inc.

10.4*	Asset Purchase Agreement dated as of May 7, 2025, by and between Kirkland’s, Inc. and Beyond, Inc.

10.5*	License Agreement Letter Agreement, dated as of May 7, 2025, by and between Kirkland’s, Inc. and Beyond, Inc.

10.6*	Amended and Restated Collaboration Agreement, dated as of May 7, 2025 by and between Kirkland’s, Inc. and Beyond, Inc.

10.7*

Third Amendment to Third Amended and Restated Credit Agreement dated as of May 7, 2025, by and between Kirkland’s Stores, Inc., as Lead Borrower, the Borrowers named therein, the Guarantors named therein, Bank of America, N.A. as Administrative Agent and Collateral Agent, and the Lenders party thereto.

99.1	Joint Press Release dated May 12, 2025 announcing the expansion of the Company’s strategic venture with Beyond, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.

May 12, 2025	By:	/s/ W. Michael Madden
Name: W. Michael Madden
Title: Executive Vice President and Chief Financial Officer